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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                                                        Washington, D. C. 20549

                                    FORM 8-K

                                 Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported):   August 13, 2001
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                         Commission File Number 0-21163

                               CBES BANCORP, INC.

                 (Name of small business issuer in its charter)


         Delaware                                 43-1753244
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(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)              Identification Number)


1001 North Jesse James Road, Excelsior Springs, Missouri           64024
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    (Address of principal executive office)                      (Zip Code)


Registrant's telephone number, including area code:        (816) 630-6711
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Item 5.  Other Events

Paul Thomas has been named as Chief Executive Officer and Chairman of the Board, succeeding Dennis Hartman who has been named President of the Company. Other additions to senior management are Keith Folkerts as Senior Vice-President-Non-Residential Lending, Brenda Barnes as Senior Vice-President-Residential Lending, and Ron Hill as Chief Financial Officer. The Company also announced the sale of its deposit branch office in Kearney, Missouri to Kearney Trust Company. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Exhibits 99.1 Press release dated August 13, 2001.